UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2014

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 16, 2014, 511,086,022 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected the seven directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Stuart B. Burgdoerfer	2015	459,127,032	771,243	22,432,050	28,755,697
Charles A. Davis	2015	474,756,299	6,978,523	595,503	28,755,697
Lawton W. Fitt	2015	458,404,715	1,487,371	22,438,239	28,755,697
Jeffrey D. Kelly	2015	458,247,967	1,702,952	22,379,406	28,755,697
Heidi G. Miller, Ph.D.	2015	459,164,170	844,904	22,321,251	28,755,697
Patrick H. Nettles, Ph.D.	2015	455,351,600	4,582,814	22,395,911	28,755,697
Glenn M. Renwick	2015	467,623,150	12,862,329	1,844,846	28,755,697

The following are the directors whose terms continued after the meeting:

Director	Term Expires
Roger N. Farah	2015
Stephen R. Hardis	2015
Bradley T. Sheares, Ph.D.	2015

Also at the Annual Meeting, shareholders took the following actions:

•
Proposal Two - Approved our executive compensation program. This proposal received 475,011,282 affirmative votes and 5,615,885 negative votes. There were 1,703,158 abstentions and 28,755,697 broker non-votes with respect to this proposal.

•
Proposal Three - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014. This proposal received 506,544,440 affirmative votes and 4,087,960 negative votes. There were 453,622 abstentions and no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer